CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-77102 and Form S-8 No. 333-05165) of Cairn Energy USA, Inc. of our report dated February 21, 1997, with respect to the consolidated financial statements of Cairn Energy USA, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.




                                    ERNST & YOUNG LLP

Dallas, Texas
March 4, 1997